CARSON, INC.
                                   as Issuer,

                            CARSON PRODUCTS COMPANY,
                            as the Initial Guarantor,

                           JOHNSON PRODUCTS CO., INC.,
                       as the First Additional Guarantor,

                                DERMABLEND, INC.,
                       as the Second Additional Guarantor

                                       and

                              MARINE MIDLAND BANK,
                                   as Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 14, 1998

         (Supplementing A Trust Indenture Dated as of November 6, 1997)




                     10% Senior Subordinated Notes due 2007

                  THIS FIRST SUPPLEMENTAL INDENTURE dated as of the 14th day of July 1998 (the "First Supplemental Indenture") among CARSON, INC., a Delaware corporation (the "Company"), CARSON PRODUCTS COMPANY, a Delaware corporation (the "Initial Guarantor"), JOHNSON PRODUCTS CO., INC., a Florida corporation (the "First Additional Guarantor"), DERMABLEND, INC. (the "Second Additional Guarantor" and, together with the First Additional Guarantor, the "Additional Guarantors") and MARINE MIDLAND BANK, as trustee (the "Trustee").

                                    RECITALS:

                  The Company, the Initial Guarantor and the Trustee are parties to an Indenture dated as of November 6, 1997 (the "Indenture") relating to the creation by the Company of an issue of $100,000,000 of its 10?% Senior Subordinated Notes due 2007 (the "Securities");

                  The Initial Guarantor has issued a guarantee of the Securities (the "Guarantee") pursuant to which the Initial Guarantor has guaranteed, in accordance with Article Eleven of the Indenture, all Guaranteed Obligations (as such term is defined in the Indenture); and

                  The Company, the Initial Guarantor, the Additional Guarantors and the Trustee now desire to enter into this First Supplemental Indenture pursuant to Section 10.01(iv) of the Indenture, without the consent of the Holders, in order to add further Guarantees of the Securities under the Indenture.

                  Capitalized terms used herein without definition shall have the meanings given such terms in the Indenture.

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and for other good and valuable consideration, it is covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities issued under the Indenture, as follows:

                                   ARTICLE ONE

                          JOINDER AND GUARANTEES OF THE

                              ADDITIONAL GUARANTORS

                  Section 101. The Additional Guarantors hereby absolutely, unconditionally and irrevocably guarantee the Guaranteed Obligations to the Holders and the Trustee to the same extent and according to the terms of the Guarantee attached to the Notes and according to the forms of Guarantee attached as Exhibit A and Exhibit B hereto pursuant to Section 11.05 of the Indenture, as if such Additional Guarantors had been original signatories to the Guarantee.

                  Section 102. The Additional Guarantors hereby absolutely, unconditionally and irrevocably agree to be parties to the Indenture according to the terms of the Indenture, as if such Additional Guarantors had been original signatories to the Indenture.

                  Section 103. As of the date hereof, all references to the "Guarantors" in the Indenture, the Notes and the Guarantee shall be deemed to refer collectively to the Initial Guarantor and the Additional Guarantors.

                                   ARTICLE TWO

                                  MISCELLANEOUS

                  Section 201. Governing Law. The laws of the State of New York shall govern this First Supplemental Indenture and the Guarantees referred to herein without regard to principles of conflicts of law.

                  Section 202. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture and the Guarantees referred to herein. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 203. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture, the recitals contained herein or the Guarantees referred to herein and it shall not be responsible for any statement of the Company or the Additional Guarantors in this First Supplemental Indenture or the Guarantees referred to herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.



                                  CARSON, INC.



                                                     By:
                                                          Name:
                                                          Title:

                                                     CARSON PRODUCTS COMPANY


                                                     By:
                                                          Name:
                                                          Title:


                                                     JOHNSON PRODUCTS CO., INC.



                                                     By:
                                                          Name:
                                                          Title:


                                                     DERMABLEND, INC.


                                                     By:
                                                          Name:
                                                          Title:


                                                     MARINE MIDLAND BANK,
                                                        as Trustee


                                                     By:
                                                          Name:
                                                          Title:

                                                              EXHIBIT A

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  Johnson Products Co., Inc. (the "Additional Guarantor") has unconditionally and irrevocably guaranteed on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest or premium or Liquidated Damages, if any, on the Securities, whether on the Maturity Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities and expenses, indemnification or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Additional Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of the Additional Guarantor, to the extent and in the manner provided, in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  No past, present or future director, officer, incorporator, employee or stockholder (or other person performing similar functions with respect to a person who is not a corporation), as such, of the Additional Guarantor shall have any liability under the Guarantee by reason of such person's status as director, officer, incorporator, employee or stockholder (or other person performing similar functions with respect to a person who is not a corporation). Each holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantee.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                     JOHNSON PRODUCTS CO., INC.



                                                     By:
                                                     Name:
                                                     Title:

                                                              EXHIBIT B

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  Dermablend, Inc. (the "Additional Guarantor") has unconditionally and irrevocably guaranteed on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest or premium or Liquidated Damages, if any, on the Securities, whether on the Maturity Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities and expenses, indemnification or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Additional Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of the Additional Guarantor, to the extent and in the manner provided, in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  No past, present or future director, officer, incorporator, employee or stockholder (or other person performing similar functions with respect to a person who is not a corporation), as such, of the Additional Guarantor shall have any liability under the Guarantee by reason of such person's status as director, officer, incorporator, employee or stockholder (or other person performing similar functions with respect to a person who is not a corporation). Each holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantee.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                     DERMABLEND, INC.



                                                     By:
                                                     Name:
                                                     Title: